                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

================================================================================

                              AMENDED AND RESTATED
                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              K&F INDUSTRIES, INC.

                      AIRCRAFT BRAKING SYSTEMS CORPORATION

                         ENGINEERED FABRICS CORPORATION

                        and certain of their Subsidiaries

                                   in favor of

                          LEHMAN COMMERCIAL PAPER INC.,

                             as Administrative Agent

                          Dated as of December 20, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
SECTION 1. DEFINED TERMS..............................................................................     2
    1.1     Definitions...............................................................................     2
    1.2     Other Definitional Provisions.............................................................     7

SECTION 2. GUARANTEE..................................................................................     7
    2.1     Guarantee.................................................................................     7
    2.2     Right of Contribution.....................................................................     8
    2.3     Subrogation...............................................................................     9
    2.4     Amendments, etc. with respect to the Borrower Obligations.................................     9
    2.5     Guarantee Absolute and Unconditional......................................................    10
    2.6     Reinstatement.............................................................................    12
    2.7     Payments..................................................................................    12

SECTION 3. GRANT OF SECURITY INTEREST.................................................................    12

SECTION 4. REPRESENTATIONS AND WARRANTIES.............................................................    13
    4.1     Representations in Credit Agreement; K&F's Representations................................    13
    4.2     Title; No Other Liens.....................................................................    15
    4.3     Perfected First Priority Liens............................................................    15
    4.4     Jurisdiction of Organization; Chief Executive Office......................................    15
    4.5     Inventory and Equipment...................................................................    15
    4.6     Farm Products.............................................................................    16
    4.7     Investment Property.......................................................................    16
    4.8     Receivables...............................................................................    16
    4.9     Intellectual Property.....................................................................    16
    4.10    Vehicles..................................................................................    17

SECTION 5. COVENANTS..................................................................................    17
    5.1     Covenants in Credit Agreement.............................................................    17
    5.2     Delivery of Instruments and Chattel Paper.................................................    17
    5.3     Maintenance of Insurance..................................................................    17
    5.4     Payment of Obligations....................................................................    18
    5.5     Maintenance of Perfected Security Interest; Further Documentation.........................    18
    5.6     Changes in Name, etc......................................................................    18
    5.7     Notices...................................................................................    19
    5.8     Investment Property.......................................................................    19
    5.9     Receivables...............................................................................    20
    5.10    Intellectual Property.....................................................................    20
    5.11    Commercial Tort Claims....................................................................    22

SECTION 6. REMEDIAL PROVISIONS........................................................................    22
    6.1     Certain Matters Relating to Receivables...................................................    22
    6.2     Communications with Obligors; Grantors Remain Liable......................................    23

                                                                                                         Page
                                                                                                         ----
    6.3     Pledged Stock.............................................................................    23
    6.4     Proceeds to be Turned Over To Administrative Agent........................................    24
    6.5     Application of Proceeds...................................................................    24
    6.6     Code and Other Remedies...................................................................    25
    6.7     Registration Rights.......................................................................    26
    6.8     Deficiency................................................................................    27

SECTION 7. THE ADMINISTRATIVE AGENT...................................................................    27
    7.1     Administrative Agent's Appointment as Attorney-in-Fact, etc...............................    27
    7.2     Duty of Administrative Agent..............................................................    28
    7.3     Execution of Financing Statements.........................................................    29
    7.4     Authority of Administrative Agent.........................................................    29

SECTION 8. MISCELLANEOUS..............................................................................    29
    8.1     Amendments in Writing.....................................................................    29
    8.2     Notices...................................................................................    30
    8.3     No Waiver by Course of Conduct; Cumulative Remedies.......................................    30
    8.4     Enforcement Expenses; Indemnification.....................................................    30
    8.5     Successors and Assigns....................................................................    30
    8.6     Set-Off...................................................................................    31
    8.7     Counterparts..............................................................................    31
    8.8     Severability..............................................................................    31
    8.9     Section Headings..........................................................................    31
    8.10    Integration...............................................................................    31
    8.11    GOVERNING LAW.............................................................................    31
    8.12    Submission To Jurisdiction; Waivers.......................................................    31
    8.13    Acknowledgements..........................................................................    32
    8.14    Additional Grantors.......................................................................    32
    8.15    Releases..................................................................................    32
    8.16    WAIVER OF JURY TRIAL......................................................................    34

Schedules
Schedule 1       Notice Addresses of Guarantors
Schedule 2       Description of Pledged Securities
Schedule 3       Filings and Other Actions Required to Perfect Security Interest
Schedule 4       Jurisdiction of Organization, Identification Number and
                    Location of Chief Executive Office
Schedule 5       Locations of Inventory and Equipment
Schedule 6       Intellectual Property

Annexes
Annex I          Assumption Agreement
Annex II         Acknowledgment and Consent

                  AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 20, 2002, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors") for the benefit of the Secured Parties (as defined below), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of December 20, 2002(as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AIRCRAFT BRAKING SYSTEMS CORPORATION and ENGINEERED FABRICS CORPORATION, each a Delaware corporation (collectively, the "Borrowers"; individually, a "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and NATIONAL CITY BANK and BANK ONE, NA, as Co-Agents.

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers are parties to the Credit Agreement, dated as of October 15, 1997 (as amended, supplemented or otherwise modified, the "Existing Credit Agreement") with the lenders party thereto (the "Existing Lenders"), Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and Bank One, NA (f/k/a The First National Bank of Chicago), as administrative agent (the "Existing Administrative Agent");

                  WHEREAS, in connection with the Existing Credit Agreement, K & F Industries, Inc. ("K&F") and certain Subsidiaries of the Borrowers guaranteed the Borrowers' obligations under the Existing Credit Agreement (the "Existing Guarantees"), and K&F, the Borrowers and certain Subsidiaries of the Borrowers executed certain security documents (the "Existing Collateral Documents") pursuant to which K&F, the Borrowers and certain Subsidiaries of the Borrowers granted security interests in certain of their respective personal property (the "Existing Collateral") to the Existing Administrative Agent;

                  WHEREAS, as of the date hereof the Existing Administrative Agent has resigned as Administrative Agent under the Existing Credit Agreement and as Collateral Agent under (and as defined in) the Existing Collateral Documents and has assigned to the Administrative Agent all of its rights in and to the Existing Collateral and the Existing Collateral Documents;

                  WHEREAS, the Borrowers, the Lenders, the Arranger and the Administrative Agent have amended and restated in its entirety the Existing Credit Agreement pursuant to the terms and conditions contained in the Credit Agreement;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, certain Qualified Counterparties may enter into Specified Hedge Agreements with one or more of the Grantors;

                  WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Hedge Agreements; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have amended and restated the Existing Guarantees and the Existing Collateral Documents on the terms set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Secured Parties to enter into the Credit Agreement and any Specified Hedge Agreements, as the case may be, and to induce the Secured Parties to make their respective extensions of credit to the Borrowers under the Credit Agreement and their respective financial accommodations to the Grantors under any Specified Hedge Agreement, as the case may be, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory and Supporting Obligations.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this

         Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of any of the foregoing agreements).

                  "Borrower Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the Borrowers (including, without limitation, (i) the obligations pursuant to Section 2.1(a)(ii) and (ii) interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrowers pursuant to the terms of any Specified Hedge Agreement).

                  "Borrower Obligations": the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrowers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by the Borrowers pursuant to the terms of this Agreement).

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and
         (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Excluded Assets": the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License ("Intangible Assets"), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, and (ii) Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" set forth in this Section 1.1.

                  "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "Guarantor Hedge Agreement Obligations": the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Specified Hedge Agreement).

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) any Guarantor Hedge Agreement Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrowers.

                  "Hedge Agreements": as to any Person, all interest rate swaps, currency exchange agreements, commodity swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. For avoidance of doubt, Hedge Agreements shall include any interest rate swap or similar agreement that provides for the payment by either of the Borrowers or any of their Subsidiaries of amounts based upon a floating rate in exchange for receipt by such Borrower or such Subsidiary of amounts based upon a fixed rate.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to K&F or any of its Subsidiaries.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" in this Section 1.1) and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of either of the Borrowers, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6,
         (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock listed on
         Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Receivable": any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by (i) either of the Borrowers or any Guarantor and (ii) any Qualified Counterparty.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this
Section 2.1(a) in respect of Guarantor Hedge Agreement Obligations in respect of which such Guarantor is a primary obligor).

                  (ii) (A) The Borrowers hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedge Agreement Obligations of such Guarantor and (B) each Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the other Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Hedge Agreement Obligations in respect of which the other Borrower is a primary obligor.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of each Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

                  (ii) Each of the Borrowers agrees that the Guarantor Hedge Agreement Obligations may at any time and from time to time exceed the amount of the liability of such Borrower under this Section 2 without impairing the guarantee of such Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

                  (d) Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii) hereof) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(a)(ii) hereof) shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedge Agreement Obligations.

                  (e) No payment made by either of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from either of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of either of the Borrowers or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations or any payment received or collected from such Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations), remain liable for the Borrower Obligations and the Guarantor Hedge Agreement Obligations up to the maximum liability of such Borrower or such Guarantor hereunder until the Borrower Obligations and the Guarantor Hedge Agreement Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Hedge Agreement Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

                  (b) The Borrowers and each Guarantor agree that to the extent that either of the Borrowers or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Hedge Agreement Obligation of any other Guarantor, such Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the other Borrower and any other Guarantor which has not paid its proportionate share of such payment.

                  (c) The Borrowers' and each Guarantor's right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrowers or any Guarantor to the Administrative Agent and the Secured Parties, and the Borrowers and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by the Borrowers or such Guarantor hereunder.

                  2.3 Subrogation. Notwithstanding any payment made by either of the Borrowers or any Guarantor hereunder or any set-off or application of funds of either of the Borrowers or any Guarantor by the Administrative Agent or any Secured Party, neither of the Borrowers nor any Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the other Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall either of the Borrowers or any Guarantor seek or be entitled to seek any contribution or reimbursement from the other Borrower or any other Guarantor in respect of payments made by such Borrower or such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrowers on account of the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to either of the Borrowers or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by such Borrower or such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Borrower or such Guarantor, and shall, forthwith upon receipt by such Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by such Borrower or such Guarantor (duly indorsed by such Borrower or such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.4 Amendments, etc. with respect to the Borrower Obligations. Each Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against either Borrower or any Guarantor and without notice to or further assent by either Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations or Guarantor Hedge Agreement Obligations continued, and the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other

Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party (with the consent of such of the Borrowers and the Guarantors as shall be required thereunder), and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders or a Qualified Counterparty, as the case may be) may (with the consent of such of the Borrowers and the Guarantors as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrowers and the Guarantors as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedge Agreement Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement) and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this
Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either of the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either of the Borrowers or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either of the Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee of such

Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either of the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from either of the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  (b) Each of the Borrowers waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedge Agreement Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by the Borrowers contained in this
Section 2 or acceptance of the guarantee by the Borrowers contained in this
Section 2; the Guarantor Hedge Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrowers contained in this Section 2; and all dealings between either of the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to any Guarantor Hedge Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrowers contained in this
Section 2. Each of the Borrowers waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Hedge Agreement Obligations. Each of the Borrowers understands and agrees that the guarantee by the Borrowers contained in this
Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Guarantor Hedge Agreement Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either of the Borrowers or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedge Agreement Obligations, or of the Borrowers under their guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against either of the Borrowers, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedge Agreement Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve either of the Borrowers of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Borrowers under this Section 2. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6      Reinstatement. The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. Each Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and
(ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.

                     SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's
Obligations:

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Documents;

                  (d)      all Equipment;

                  (e)      all General Intangibles;

                  (f)      all Instruments;

                  (g)      all Intellectual Property;

                  (h)      all Inventory;

                  (i)      all Investment Property;

                  (j) all Commercial Tort Claims to the extent they have been notified to the Administrative Agent pursuant to
                           Section 5.11;

                  (k) all Goods and other property not otherwise described above;

                  (l)      all books and records pertaining to the Collateral;
                           and

                  (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include any Excluded Assets.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Secured Parties to enter into the Credit Agreement and any Specified Hedge Agreements, as the case may be, and to induce the Secured Parties to make their respective extensions of credit to the Borrowers under the Credit Agreement or their respective financial accommodations to the Grantors under any Specified Hedge Agreement, as the case may be, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

                  4.1 Representations in Credit Agreement; K&F's Representations. (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to each Borrower's knowledge shall, for the purposes of this Section 4.1(a), be deemed to be a reference to such Guarantor's knowledge.

                  (b)      In the case of K&F:

                  (i) K&F (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
         (B) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
         (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ii) K&F has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which K&F is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of K&F. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of K&F enforceable against K&F in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iii) The execution, delivery and performance of the Loan Documents to which K&F is a party will not violate any Requirement of Law or Contractual Obligation of K&F or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement) the consequences of which violation or Lien, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of K&F, threatened by or against K&F or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

                  (v) K&F has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes due on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books); and

                  (vi) The audited consolidated and consolidating balance sheets of K&F and its consolidated Subsidiaries as at December 31, 2000 and December 31, 2001, and the related consolidated and consolidating statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche, LLP, present fairly the consolidated and consolidating financial condition of K&F and its Subsidiaries as at such dates, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended. The unaudited consolidated and consolidating balance sheet of K&F and its consolidated Subsidiaries as of and for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, and the related unaudited consolidated and consolidating statements of income and cash flows for such fiscal quarters ended on such dates, certified by a Responsible Officer of K&F, present fairly the consolidated and consolidating financial condition of K&F and its consolidated Subsidiaries as at such dates, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the fiscal quarters then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants or Responsible Officer, as the case may be, and disclosed therein). Neither K&F nor any of its consolidated Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. Since December 31, 2001 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.

                  4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens (in the case of Collateral other than Pledged Securities) permitted by Subsection 7.3 of the Credit Agreement.

                  4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

                  4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

                  4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.2.

                  (b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) Except as set forth in Schedule 4.6 of the Credit Agreement, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such

Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                  4.10 Vehicles. The aggregate book value of all Vehicles owned by all Grantors is less than $1,000,000.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $2,000,000.

                  5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (c) Upon the reasonable request of the Administrative Agent, the Borrowers shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrowers to the Administrative Agent of their audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, taking, to the extent required by the Credit Agreement, any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  5.6 Changes in Name, etc.. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

                  (ii)     change its name.

                  5.7 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

                  (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

                  (d) Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.

                  5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,

(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall
(i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  5.11 Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $5,000,000 more, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

                  SECTION  6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2      Communications with Obligors; Grantors Remain Liable.
(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

                  6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

                  Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

                  Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

                  6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 6.6 with respect to any Grantor's Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

                  7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv)     execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;(6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

                  (vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.

                  Anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the

Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" or "all assets" in any such financing statements.

                  7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived in accordance with Section 10.1 of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

                  8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

                  (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to
Section 10.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of either Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that such Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                  (c) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

                  8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                         K&F INDUSTRIES, INC.


                                         By: /s/ Kenneth M. Schwartz
                                            ------------------------------
                                            Name: Kenneth M. Schwartz
                                            Title: President and
                                                   Chief Operating Officer


                                         AIRCRAFT BRAKING SYSTEMS
                                         CORPORATION


                                         By: /s/ Kenneth M. Schwartz
                                            -------------------------------
                                            Name: Kenneth M. Schwartz
                                            Title: Assistant Vice President


                                         ENGINEERED FABRICS CORPORATION


                                         By: /s/ Kenneth M. Schwartz
                                            -------------------------------
                                            Name: Kenneth M. Schwartz
                                            Title: Assistant Vice President

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

         For all Guarantors:
         c/o K&F Industries, Inc.
         600 Third Avenue
         New York, New York 10016
         Attention: Kenneth M. Schwartz
                    President
         Telecopy: (212) 867-1182

                                                                      Schedule 2

                        DESCRIPTION OF PLEDGED SECURITIES

         PLEDGED STOCK:

                Issuer                   Class of Stock    Stock Certificate No.   No. of Shares
--------------------------------------  ----------------  ----------------------  ---------------
    Aircraft Braking                        Common                  1                   100

Systems Corporation

    Engineered Fabrics                      Common                  1                   100

Corporation

         PLEDGED NOTES:

                Issuer                           Payee               Principal Amount
--------------------------------------  ------------------------  -----------------------
    Aircraft Braking                       K&F Industries, Inc.       $304,6000,000

Systems Corporation

    Engineered Fabrics                     K&F Industries, Inc.       $  48,400,000

Corporation

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

                          Patent and Trademark Filings

                      Actions with respect to Pledged Stock

                                  Other Actions

                                                                      SCHEDULE 4

          LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE
                                     OFFICE

                                         JURISDICTION OF
       ENTITY                             ORGANIZATION                     CHIEF EXECUTIVE OFFICE
       ------                             ------------                     ----------------------
K & F INDUSTRIES, INC.                      Delaware                       600 Third Avenue
                                                                           New York, New York 10016

AIRCRAFT BRAKING SYSTEMS                    Delaware                       1204 Massillon Road
   CORPORATION                                                             Akron, Ohio 44306

ENGINEERED FABRICS                          Delaware                       669 Goodyear Street
   CORPORATION                                                             Rockmart, Georgia 30153

                                                                      Schedule 5

                             INVENTORY AND EQUIPMENT

                                                                      SCHEDULE 6

                        COPYRIGHTS AND COPYRIGHT LICENSES

                                 [SEE ATTACHED]

                           PATENTS AND PATENT LICENSES

                                 [SEE ATTACHED]

                        TRADEMARKS AND TRADEMARK LICENSES

                                 [SEE ATTACHED]

                                                                      SCHEDULE 7

                                    VEHICLES

                                 DELETE SCHEDULE

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                       REGISTRATION   REGISTRATION   DATE OF FIRST
MAINTENANCE MANUALS                     NUMBER          DATE        PUBLICATION
-------------------                     ------          ----        -----------
AP682 Main Whl Assy                  TX4-532-730      13-Sep-96      13-Feb-90

AP662 Brake Assy                     TX4-377-955      16-Sep-96      27-Jun-91

AP652 Brake Assy                     TX4-380-219      16-Sep-96      15-Apr-94

AP747 Brake Assy                     TX4-376-121      13-Sep-96      29-Apr-94

AP709 Worn Carbon Refurbishment      TX4-532-731      13-Sep-96       4-Nov-94

AP730 Brake Assy                     TX4-369-069      13-Sep-96      30-Dec-94

AP729 Main Whl Assy                  TX4-470-092      16-Sep-96      27-Apr-95

AP761 Wheel Speed Trans. Assy        TX4-069-473       6-Jun-95       5-May-95

AP769 Main Whl Assy                  TX4-085-456      15-Aug-95      30-Jul-95

AP770 Brake Assy                     TX4-170-193      26-Oct-95      15-Sep-95

AP749 Brake Assy                     TX4-242-059      18-Mar-96      15-Oct-95

AP765 Brake Assy                     TX4-168-319      19-Dec-95      16-Oct-95

AP716 Brake Assy                     TX4-665-983      10-Nov-97      12-Jan-96

AP767 Main Whl Assy                  TX4-251-954       9-Apr-96      26-Feb-96

AP651 Main Whl Assy                  TX4-380-970     13-Sept-96      29-Apr-96

AP724 Main Whl Assy                  TX4-313-684      16-Sep-96       3-May-96

AP768 Brake Assy                     TX4-330-371       1-Jul-96      13-May-96

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                      REGISTRATION    REGISTRATION   DATE OF FIRST
MAINTENANCE MANUALS                    NUMBER          DATE         PUBLICATION
-------------------                    ------          ----         -----------
AP731 Main Whl Assy                  TX4-374-852     13-Sep-96       19-Jul-96

AP766 Brake Assy                     TX4-387-406      4-Oct-96       27-Aug-96

AP730 Brake Assy (2nd version)       TX4-478-665     24-Feb-97        4-Nov-96

AP715 Main Whl Assy                  TX4 498-330     24-Feb-97       29-Jan-97

AP747 Brake Assy                     TX4-493-599     27-Feb-97       29-Jan-97

AP758 Main Whl Assy                  TX4-642-447      6-Oct-97       12-Sep-97

AP689 Main Whl Assy                  TX4-749-473     30-Mar-98       12-Mar-98

AP767 Main Whl Assy (Rev 1)          TX4-779-792     20-May-98        6-Apr-98

AP715 Main Whl Assy (Rev 2)          TX4-781-993     19-May-98       10-Apr-98

AP768 Brake Assy (Rev 1)             TX4-810-079      2-Jul-98       16-Jun-98

AP690 Brake Assy                     TX4-823-044     15-Jul-98       22-Jun-98

AP651 Main Whl Assy (11th Edition)   TX4-876-693     26-Oct-98       15-Oct-98

AP716 Brake Assy (4th Edition)       TX4-905-321     12-Dec-98       19-Nov-98

AP747 Brake Assy (Rev 3)             TX4-921-206     20-Jan-99       17-Dec-98

Q82-01 Main Whl Assy (Rev 4)         TX4-932-897      8-Feb-99        8-Jan-99

AP789 Brake Assy                     TX5-042-212     17-Jun-99        2-Jun-99

AP714 Nose Whl Assy (Rev 3)          TX5-079-144     18-Oct-99       24-Sep-99

AP775 Brake Control Valve Assy       TX5-141-479     13-Jan-00       13-Dec-99

AP785 Brake Assy                     TX5-064-019     13-Jan-00       13-Dec-99

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                      REGISTRATION   REGISTRATION    DATE OF FIRST
MAINTENANCE MANUALS                    NUMBER          DATE         PUBLICATION
-------------------                    ------          ----         -----------
AP790 Power Brake Control Valve      TX5-134-285     13-Jan-00       13-Dec-99

AP797 Skid Control Unit              TX5-130-581     13-Jan-00       13-Dec-99

AP799 Hydraulic Fuse/Shuttle Valve   TX5-130-530     13-Jan-00       13-Dec-99

Q85-03 Brake Assy (Rev 3)            TX5-134-016     24-Jan-00       16-Dec-99

AP477 Brake Assy (Rev 2)             TX5-145-175     18-Feb-00       10-Jan-00

AP638 Main Whl Assy (Rev 4)          TX5-144-204     18-Feb-00       10-Jan-00

AP749 Brake Assy (Rev 1)             TX5-144-201     18-Feb-00       10-Jan-00

AP731 Main Whl Assy (Rev 4)          TX5-149-327     29-Feb-00       11-Jan-00

AP617 Main Whl Assy (Re 7)           TX5-152-188      2-Mar-00       15-Feb-00

AP541 Brake Assy (Rev 10)            TX5-151-436      2-Mar-00       15-Feb-00

AP616 Brake Assy (Rev 3)             TX5-177-149     27-Mar-00       15-Feb-00

AP617 Nose Whl Assy (Rev 3)          TX5-183-571     27-Mar-00       15-Feb-00

AP744 Main Whl Assy (Rev 4)          TX5-177-151     27-Mar-00       21-Feb-00

AP720 Brake Assy (Rev 1)             TX5-177-150     27-Mar-00        1-Mar-00

AP814 Brake Metering Unit            TX5-156-021     27-Mar-00        1-Mar-00

AP388 Brake Assy (Rev 26)            TX5-177-148     27-Mar-00        2-Mar-00

AP480 Main Whl Assy (Rev 26)         TX5-151-438      2-Mar-00        2-Mar-00

AP798 Brake Assy                     TX5-191-217     13-Apr-00       13-Mar-00

AP299 Main Whl Assy (Rev 12)         TX5-191-218     13-Apr-00       15-Mar-00

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                      REGISTRATION    REGISTRATION   DATE OF FIRST
MAINTENANCE MANUALS                    NUMBER           DATE        PUBLICATION
-------------------                    ------           ----        -----------
AP255 Nos Whl Assy (Rev 5)           TX5-186-609      27-Apr-00       4-Apr-00

AP362 Parking Valve Assy (Rev 6)     TX5-225-796      10-May-00      18-Apr-00

AP821 Drive Cap Assy                 TX5-212-123      10-May-00      26-Apr-00

AP589 Skid Control Unit (Rev 4)      TX5-225-555      17-Jun-00       9-May-00

AP815 Brake Temp Sensor Assy         TX5-236-274      26-Jun-00       9-May-00

AP743 Brake Assy (Rev 4)             TX5-249-750      10-Jul-00       2-Jun-00

AP728 Nose Whl Assy (Rev 3)          TX5-256-807      28-Jul-00       6-Jul-00

AP730 Brake Assy (Rev 3)             TX5-256-930      28-Jul-00       7-Jul-00

AP584 Nose Whl Assy (Rev 7)          TX5-174-474      16-Aug-00      12-Jul-00

AP795 Nose Wheel Assy                TX5-285-266       4-Aug-00      18-Jul-00

AP817 Skid Control Valve             TX5-226-979       4-Aug-00      18-Jul-00

AP818 Brake Metering Unit            TX5-264-131      16-Aug-00      18-Jul-00

AP608 Brake Assy (Rev 4)             TX5-264-130      16-Aug-00      27-Jul-00

AP604 Nose Whl Assy (Rev 4)          TX5-274-675      14-Sep-00       9-Aug-00

AP794 Main Whl Assy                  TX5-267-211      14-Sep-00      18-Aug-00

AP819 A/S Control Unit               TX5-281-271      29-Sep-00      14-Sep-00

AP793 Brake Assy                     TX5-281-270       2-Oct-00      18-Sep-00

AP742 Main Wheel Assy (Rev 2)        TX5-286-127      20-Oct-00      26-Sep-00

Guide to Excep Br Control System     TX5-346-284      16-Feb-01      15-Nov-00

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                      REGISTRATION   REGISTRATION   DATE OF FIRST
MAINTENANCE MANUALS                    NUMBER          DATE        PUBLICATION
-------------------                    ------          ----        -----------
Guide to Excep A/C Carbon            TX5-338-039     16-Feb-01       1-Dec-00

Guide to Excep A/C Steel Brake       TX5-338-038     16-Feb-01       1-Dec-00

Guide to Excep A/C Wheel             TX5-338-044     16-Feb-01       1-Dec-00

Guide to Excep Nondestructive        TX5-338-043     16-Feb-01       1-Dec-00

AP792 Brake Assy                     TX5-312-190     21-Dec-00       8-Dec-00

AP736 Main Wheel Assy (Rev 5)        TX5-346-318     20-Feb-01      29-Jan-01

AP737 Brake Assy (Rev 4)             TX5-334-896     20-Feb-01      29-Jan-01

AP747 Brake Assy (Rev 4)             TX5-349-905      6-Mar-01      31-Jan-01

AP795 Nose Wheel Assy (Rev 1)        TX5-337-869     20-Feb-01       5-Feb-01

AP786 Brake Assy                     TX5-377-688     27-Apr-01      23-Mar-01

AP787 Main Wheel Assy                TX5-377-679     27-Apr-01      23-Mar-01

AP788 Nose Whl Assy                  TX5-390-267     18-May-01      23-Mar-01

AP803 Whl Speed Transducer           TX5-381-786     30-Apr-01      23-Mar-01

AP639 Brake Assy (Rev 2)             TX5-390-266     18-May-01       3-Apr-01

AP473 Brake Assy (Rev 5)             TX5-360-662      7-Jun-01      15-May-01

Q73-5 Main Whl (Rev 5)               TX5-360-663      7-Jun-01      15-May-01

AP388 Brake Assy (Rev 27)            TX5-439-910      4-Sep-01      13-Jul-01

Q73-04 Brake Assy (Rev 6)            TX5-431-823     17-Sep-01       1-Aug-01

AP793 Brake Assy (Rev 1)             TX5-438-459     19-Sep-01      14-Aug-01

                          ABSC COPYRIGHT REGISTRATIONS

     COMPONENT                      REGISTRATION    REGISTRATION    DATE OF FIRST
MAINTENANCE MANUALS                    NUMBER           DATE         PUBLICATION
-------------------                    ------           ----         -----------
AP753 Whl Speed Trans Assy           TX5-594-995      31-Oct-01       24-Sep-01

AP800 Skid Control                   TX5-536-749      31-Oct-01        3-Oct-01

AP810 Nose Whl Assy                  TX5-528-116      31-Dec-01       10-Dec-01

                          ABSC COPYRIGHT REGISTRATIONS

                                                 REGISTRATION                                       DATE OF FIRST
                 SOFTWARE                           NUMBER           REGISTRATION DATE               PUBLICATION
                 --------                           ------           -----------------               -----------
Antiskid/Taxi Brake Select Software              TX4-006-455            13-Mar-95                     24-Feb-95

SWP 5325 MD11-3

Antiskid/Autobrake Software                      TX3-942-668             5-Dec-94                     29-Sep-94

SWP 6028

Antiskid/Doool Feedback Software                 TX4-028-875            10-Apr-95                     21-Mar-95

SWP 8282, Tier 3

TRADEMARKS
----------
ABSC                                     1,660,739                               15-Oct-91

                                                                                Discontinued

GY                                       2,285,060                               12-Oct-99

NUGARB                                   Appl No. 76/349,537

                                                                 October 30,2002

                      AIRCRAFT BRAKING SYSTEMS CORPORATION

                               U.S. PATENTS ISSUED

DOCKET NO.                    TITLE OF INVENTION                PATENT DATE               PATENT NO.
----------                    ------------------                -----------               ----------
B3172A                  Locking confirmation for a wheel rim       8/4/87                 4,683,930
                        flange retaining ring

B/A 3263A               Fail safe brake valve driver              7/26/88                 4,760,491

B/A 3040A               Digital antiskid control system           9/20/88                 4,773,013

B/A 3210A               Electronically actuated aircraft          9/12/89                 4,865,162
                        brakes

B/A 8908A               Method of increasing service life of       5/8/90                 4,923,056
                        aircraft carbon brakes

B/A 3259A               Motor position feedback controlled        2/26/91                 4,995,483
                        electrically actuated aircraft brake

B 8921A                 Brake assembly heat shield                3/26/91                 5,002,342

                                                                                          DISCONTINUED

                                                                                          JAN 2000

B 9001A                 Aircraft deceleration brake control        8/4/92                 5,136,510
                        system

B 9015A                 Coupler for aircraft wheel speed          8/18/92                 5,139,461
                        transducer

DOCKET NO.                    TITLE OF INVENTION                PATENT DATE                PATENT NO.
----------                    ------------------                -----------                ----------
B/A 3269A               Electrical brake pressure limiter and      9/8/92                  5,146,408
                        controller

B 9025A                 Configuration for demountable wheel       11/9/93                  5,259,430
                        rim flange/split lockring assemblies

                                                                                           ABANDONED

B 9109A                 Configuration for disk brake torque       6/28/94                  5,323,881
                        tube

B 9207A                 Pressure balanced brake stack              9/3/96                  5,551,534

B 9407A                 Pre-load device for reducing aircraft      1/7/97                  5,590,743
                        brake Vibration

B 8914A                 Phase change brake disks                  3/25/97                  5,613,578

B 9104A                 Method and apparatus for                 11/11/97                  5,686,117
                        manufacturing Disc brakes

B 9403A                 Carbon brake disc structures and          6/23/98                  5,769,185
                        method of making same

B 9704A                 Metallic aircraft brake disk having      11/22/98                  5,850,895
                        thermal Relief slots

B 9312A                 Aircraft wheel & beam key attachment     12/21/99                  6,003,954

B 9801A                 Fail safe electrical brake                 2/6/01                6,183,051B1
                        control system for A/C

DOCKET NO.                    TITLE OF INVENTION                PATENT DATE               PATENT NO.
----------                    ------------------                -----------               ----------
B 9601A                 Inflation value over pressure             9/21/99                 5,954,081
                        protection

B 9104A                 Apparatus & technique for making           7/4/00                 6,083,436
                        carbon brake discs

B9204A/                 (COMBINED) Apparatus for                  7/16/02               6,419,056B1
B9603A/                 aircraft brake thermal
B9701A                  management

                      AIRCRAFT BRAKING SYSTEMS CORPORATION
                                 FOREIGN PATENTS

Docket No.                                     Title of Invention                 Patent Date
----------                                     ------------------                 -----------
3210A-GB                                 Electrically actuated aircraft brakes     24 Oct. 90

3210A-FR                                 same as above                               03.08.09

3263A-GB                                 Fail-safe brake valve driver              17.07.1991

8908A-CIP-EPC                            Method and apparatus for increasing         19.01.94
Germany/France                           the service life of aircraft
Great Britain                            multiple disc brakes

8914A                                    Phase change brake disks                    20.12.96

France/Japan/Great Britain

8923A-GB                                 Thermally balanced brake stack            15.03.1995

                                                                                      ABANDON

9015A-GB                                 Coupler for wheel speed transducer        23.11.1994

9015A-FR                                 Same as above                               21.01.94

9024A-GB                                 Demountable wheel rim flange and          24.05.1995
                                         split Lockring assemblies

9025A-FR                                 Configuration for demountable wheel         12.01.96
                                         rim flange/split lockring

Docket No.                                     Title of Invention                Patent Date
----------                                     ------------------                -----------
                                         assemblies

9104A-GB                                 Apparatus for manufacturing carbon       09.04.1997
                                         Brake discs

9104A-GB-DIV                             Method for manufacturing carbon          09.04.1997
                                         brake Discs

9104A-FR                                 Same as above                              09.06.95

B8914A-GB                                Phase Change Brake Discs               29 July 1998

B9801                                    Fail Safe Electrical Brake

France/Great Britain                     Control System for Aircraft

                         ENGINEERED FABRICS CORPORATION

                                  U.S. PATENTS

Patent No.      Issue Date
---------       ----------
4,372,533        02/08/83

4,434,021        02/28/84

4,487,913        12/11/84

4,496,707        01/29/85

4,554,300        11/19/85

4,554,299        11/19/85

4,565,729        01/21/86

4,655,398        04/07/87

4,668,535        05/26/87

3,537,732        11/03/70

5,506,012        04/26/96

5,785,455        04/26/96

                             TRADEMARKS AND PATENTS

         FOLDERS IN "TRADEMARK" FILE BOX

T/M                 T/M#                       County
---                 ----                       ------
Pillow             712,684                      USA

Iceguard           646,781                      USA

(Sea Sentry        211,795                      Canada               Same Folder

(Sea Sentry        995,614                      USA                  Renewal Required 10/15/94

(Vithane           785,066                      USA                  Same Folder

(Vithane           149,944                      Canada               Next Renewal 2/16/2005

EFC-100            2,391,002                    USA                  Renew By 10/3/2010

                                                                      SCHEDULE 9

                              EXISTING PRIOR LIENS

                  Liens in favor of the United States Government on work-in-progress.

                  Liens under the Existing Credit Agreement to be terminated at or after closing.

                                                                         Annex I
                                                                              to
                                                            Amended and Restated
                                              Guarantee and Collateral Agreement

                  ASSUMPTION AGREEMENT, dated as of ________________, 200__, made by ______________________________, a ______________ corporation (the
"Additional Grantor") for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Secured Parties") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Aircraft Braking Systems Corporation and Engineered Fabrics Corporation (collectively, the "Borrowers"; individually, a "Borrower"), the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger and National City Bank and Bank One, NA, as Co-Agents have entered into an Amended and Restated Credit Agreement, dated as of December 20, 2002 (the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of December 20, 2002 (the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _______ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                              [ADDITIONAL GRANTOR]

                                              By:______________________________
                                                 Name:
                                                 Title:

                                                                        Annex II
                                                                              to
                                              Guarantee and Collateral Agreement

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of December 20, 2002 (the "Agreement"), made by the Grantors parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties referred to therein. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

         3. The terms of Sections 5.8, 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 5.8, 6.3(a) or 6.7 of the Agreement.

                                                     [NAME OF ISSUER]

                                                     By:________________________
                                                        Name:
                                                        Title:

                                                     Address for Notices:
                                                     ___________________________
                                                     ___________________________
                                                     ___________________________

                                                     Fax:_______________________